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                              SHONEY'S, INC.

                          SUPPLEMENTAL EXECUTIVE

                              RETIREMENT PLAN






                    As Amended Through October 31, l995








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                             TABLE OF CONTENTS



ARTICLE I                 DEFINITIONS . . . . . . . . . . . . . . . . .   1

ARTICLE II       PARTICIPANTS . . . . . . . . . . . . . . . . . . . . .   3
                          2.01 Eligibility to Participants. . . . . . .   3
                          2.02 Amount of Deferral by Participation. . . . 4

ARTICLE III      ACCOUNTS AND INVESTMENTS . . . . . . . . . . . . . . .   4
                          3.01 Establishment of Participant's
                                   Account. . . . . . . . . . . . . . .   4
                          3.02 Retention of Title to Assets by
                                   Shoney's . . . . . . . . . . . . . .   4
                          3.03 Earmarking, Investment and Matching  . .   4
                          3.05 Designation of Beneficiaries . . . . . .   8
                          3.06 No Trust; Funds are General Assets
                                   of Shoney's.  .  . . . . . . . . . .   8
                          3.07 Assumption of Risk of Loss by
                                   Participant. . . . . . . . . . . . .   9

ARTICLE IV       ADMINISTRATION . . . . . . . . . . . . . . . . . . . .   9
                          4.01 Books and Records; Expenses. . . . . . .   9
                          4.02 Spendthrift Clause . . . . . . . . . . .   9
                          4.03 Redirection of Benefits if
                                   Attempted Alienation . . . . . . . .   9
                          4.04 Limitation on Liability of Board, etc. .  10
                          4.05 Payment Upon Incapacity. . . . . . . . .  10
                          4.06 Interpretation and Administration
                                   of Plan  . . . . . . . . . . . . . .  10
                          4.07 Intended Tax Treatment . . . . . . . . .  11
                          4.08 Deferrals are Wages for Social
                                   Security Purposes  . . . . . . . . .  11
                          4.09 Withholding of Payments. . . . . . . . .  11
                          4.10 Limitation of Obligation . . . . . . . .  11
                          4.11 No Right to Employment . . . . . . . . .  12
                          4.12 Plan is Supplemental to Other
                                   Benefits . . . . . . . . . . . . . .  12
                          4.13 Administration of Plan . . . . . . . . .  12
                          4.14 SERP Committee . . . . . . . . . . . . .  13
                          4.15 Resolutions by SERP Committee. . . . . .  13
                          4.16 Establishment of Rules by SERP
                                   Committee. . . . . . . . . . . . . .  13
                          4.17 Reliance Upon Advisors . . . . . . . . .  14
                          4.18 Limitation on Liability of SERP
                                   Committee Members. . . . . . . . . .  14
                          4.19 Computation and Certification of
                                   Benefits by SERP Committee.. . . . .  15
                          4.20 Providing Information to SERP
                                   Committee. . . . . . . . . . . . . .  15
                          4.21 Notices. . . . . . . . . . . . . . . . .  15
                          4.22 Addresses. . . . . . . . . . . . . . . .  15
                          4.23 Binding Effect.. . . . . . . . . . . . .  16

                                   (i)

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                          4.24 Rabbi Trust. . . . . . . . . . . . . . .  16

ARTICLE V                 AMENDMENT OF THE PLAN . . . . . . . . . . . .  16
                          5.01 Amendment, Termination or
                                   Modification.. . . . . . . . . . . .  16
                          5.02 Notification of Amendments . . . . . . .  16


                                   (ii)

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                              SHONEY'S, INC.

                  SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


         This Plan is an unfunded deferred compensation arrangement for a select group of management or highly compensated employees of Shoney's, Inc. or its Subsidiaries. All rights under this Plan shall be governed by and construed in accordance with the laws of the State of Tennessee.

                                 ARTICLE I

                                DEFINITIONS

         "Beneficiary" or "Beneficiaries" means the person or persons designated to receive distributions under this Plan because of the death of a Participant.

         "Board" means the Board of Directors of Shoney's, Inc.

         "Committee" or "SERP Committee" means the Human Resources and Compensation Committee of the Board.

         "Disability" means a mental or physical disability of at least three (3) months duration, which, in the sole discretion of the Committee based upon medical evidence that it deems sufficient, prevents a Participant from engaging in the principal duties of his or her employment and results in a Termination of Employment from Shoney's, Inc.

         "401(k) Plan" shall mean the Shoney's, Inc. 401(k) Plan adopted by Shoney's, Inc. and its Subsidiaries effective January 1, 1996 as the same may be amended from time to time.

         "Investment Alternatives" means the investments selected annually by the Committee in which a Participant may choose to have

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his or her deferred compensation deemed to be invested.  Such Investment
Alternatives may include, but are not limited to, various stock or bond funds or indices, or combinations thereof which are capable of being monitored for performance regardless of whether actual investments are made in such funds or indices.

         "Participant" means an employee of Shoney's or of a Subsidiary, either designated in Section 2.01 at the adoption of this Plan or designated by the Committee for participation in the Plan, or a person who was an employee at the time of his or her Retirement, death, Disability or Termination of Employment and who retains, or whose Beneficiaries obtain, benefits under the Plan in accordance with its terms.

         "Plan" means this Supplemental Executive Retirement Plan as it may be amended, modified or supplemented from time to time.

         "Retirement" means retirement at or after obtaining age fifty-five
(55).

         "Shoney's" means Shoney's, Inc., a Tennessee corporation, and its corporate successors.

         "Subsidiary" or "Subsidiaries" means a company or companies each of which Shoney's owns, directly or indirectly, at least 80% of the shares with voting power.

         "Termination of Employment" means an involuntary termination of an individual's employment or a voluntary termination of an individual's employment to seek another job.

         "Unforeseeable Emergency" means severe financial hardship to a Participant resulting from a sudden and unexpected illness or

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accident of the Participant or of a dependant of a Participant as defined in section 152(a) of the Internal Revenue Code of 1986, as amended, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. In no event may payment be made from the Plan to the extent that such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the Participant's assets (to the extent the liquidation of such assets would not itself cause severe financial hardship), or by cessation of deferrals under this Plan. Examples of what are not considered to be Unforeseeable Emergencies include the need to send a Participant's child to college or the desire to purchase a home.

         "Year" (unless specifically defined otherwise) means the calendar year.
                                ARTICLE II

                               PARTICIPANTS

         2.01 Eligibility to Participate.   The employees eligible to
participate in the Plan are employees of Shoney's or its Subsidiaries which are designated as employees who may participate by the Committee. Such designation shall occur at least forty-five (45) days before the commencement of the next Year for which a Participant may defer his or her compensation. No employee may participate in this Plan if he or she participates in the 401(k) Plan.

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         2.02 Amount of Deferral by Participants.  For any Year, any
Participant may elect in writing to defer up to fifty percent (50%) of his or her base salary and up to one hundred percent (100%) of any cash bonus, for the following Year. Such election must be made at least thirty (30) days prior to the commencement of a Year.

                                ARTICLE III

                         ACCOUNTS AND INVESTMENTS

         3.01 Establishment of Participant's Account. The Committee shall cause an account to be kept in the name of each Participant and each Beneficiary of a deceased Participant which shall reflect the value of the benefits payable to such Participant or Beneficiary under the Plan.

         3.02 Retention of Title to Assets by Shoney's. Until and except to the extent that deferred benefits under this Plan are distributed to a Participant or Beneficiary from time to time in accordance with the directions of the Committee, title and ownership of any assets, whether cash or investments, which Shoney's may set aside or earmark to meet its obligations hereunder shall at all times remain in Shoney's and no Participant or Beneficiary shall acquire, under any circumstances, any interest in any specific assets of Shoney's. This Plan constitutes a mere promise by Shoney's to make benefit payments in the future.

         3.03 Earmarking, Investment and Matching.

                 (a) Earmarking. In order to meet its obligations hereunder, Shoney's each Year shall set aside or earmark an amount

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equal to the compensation deferred under Article II plus matching contributions for such Year as set forth below.

                 (b) Matching. The Company shall "match" the compensation deferred by the Participant each year in an amount equal to twenty-five percent (25%) of the compensation actually deferred for the Year or $10,000, whichever is less. The Participant may direct the deemed investment of his or her matching contribution in the same manner as he or she directs the deemed investment of his or her deferred compensation. The Participant shall have such amounts credited to his or her account under this Plan and such amounts shall increase the benefits payable to a Participant or his or her Beneficiary under this Plan (i.e. vest) if, and only if, the Participant has sixty (60) consecutive months of employment with Shoney's, measured from the Participants most recent date of hire. After a Participant is vested, all matching contributions, either prior to or after vesting, plus deemed investment income, gains or losses attributable to any matching contributions, shall become part of his or her account under this Plan and be subject to all other terms of this Plan.

                 (c) Deemed Investment of Funds. Funds set aside or earmarked to meet Shoney's obligations under this Plan shall be deemed to be invested in one or more Investment Alternatives in accordance with Subsection 3.03(d).

                 (d) Direction of Deemed Investment by Participant. Each Participant may direct the deemed investment of his or her deferred compensation and matching contributions to meet Shoney's

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obligations under this Plan into one or more of the Investment
Alternatives selected by Committee. Each Participant must designate, in writing, at the time of the deferral election the percentage of his or her deferrals and matching contributions deemed to be allocated to one or more of the Investment Alternatives selected by the Committee.

         Each Participant may direct that funds previously set aside with respect to his or her deferrals matching contributions and previously deemed invested in accordance with the Participant's designation pursuant to Subsection 3.03(d) be deemed to be reinvested in investments different than his or her previous designation. Each Participant may later alter his or her deemed investment designation under this Subsection 3.03(d) no more frequently than once each Year and such deemed reinvestment shall be effective as of the beginning of the Year following the Year of the deemed reinvestment designation.

                 (e) Crediting of Deemed Investments. An amount equal to the income, gains and losses from investments deemed to be made pursuant to Subsection 3.03(d) shall be determined annually at the close of the Year by the Committee. An amount equal to the net income or loss as determined shall be allocated to the accounts of the Participants. Amounts so allocated shall increase or decrease, as the case may be, the benefits payable to a Participant or his or her Beneficiary.

                 (f) Continuation of Investment after Certain Events. Upon the Retirement, Termination of Employment, death or Disability

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of a Participant, an amount equal to the value, specially determined over an interim basis as of the date of such event and in the same manner provided in Subsection 3.03(e) above, of the benefits payable to such Participant or his or her Beneficiary shall be determined and shall continue to be deemed to be invested as provided in Subsection 3.03(d). The total amount payable to the Participant or his or her Beneficiary shall be appropriately adjusted by an amount equal to the deemed net income or loss on such funds, in accordance with the terms of Subsection 3.03(e) above.

                 (g) Deemed Investment Not Binding on Shoney's.
Notwithstanding the provisions of Subsections 3.03(c) and (d), Shoney's shall not be required to invest the funds deferred in the investment options selected by a Participant.

         3.04 Distributions.       A Participant shall be entitled to
payments of the amounts calculated under Subsection 3.03 above in the case of his or her Retirement, Termination of Employment, Disability or death, or in the event of an Unforeseeable Emergency. In the event of Termination of Employment, the Participant shall receive a lump sum distribution on the last business day of August or February next following the date of termination. Such payment shall be calculated as of the last day of June or December, as appropriate, next following the date of termination. In the event of death, Disability or Retirement, the Participant or his personal representative, shall be paid in accordance with Section 3.03(f) and in sixty (60) monthly installments commencing within thirty

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(30) days after the occurrence of the event giving rise to the payment.
If the Committee shall make payment on account of an Unforeseeable Emergency, such payment shall be in a lump sum and shall not exceed an amount reasonably needed, in the sole discretion of the Committee, to satisfy the emergency.

         3.05 Designation of Beneficiaries. Each Participant shall have the right to designate Beneficiaries who are to succeed to his or her right to receive benefits under the Plan in the event of his or her death. In case a Participant fails to designate a Beneficiary or if the designated Beneficiary dies without a successor being designated, distribution shall be made to a Participant's estate. No designation of Beneficiary shall be valid unless in writing signed by the Participant, dated, and filed with the Committee. Beneficiaries may be changed without the consent of any prior Beneficiaries.

         3.06 No Trust; Funds are General Assets of Shoney's. Nothing contained herein shall be deemed to create a trust of any kind (except as specifically provided herein) or create any fiduciary relationships. Funds invested hereunder shall continue for all purposes to be part of the general funds of Shoney's and no person other than Shoney's shall by virtue of the provisions of this Plan have any interest in any such funds. To the extent that any person acquires a right to receive payments from Shoney's under this Plan, such rights shall be no greater than the right of any general unsecured creditor of Shoney's.

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         3.07 Assumption of Risk of Loss by Participant.  The Participant
and his or her Beneficiaries shall assume sole risk for any losses that are incurred by virtue of the investment of any funds which are deferred or invested according to the terms of the Plan and in no event shall Shoney's, its successors or Subsidiaries have any liability to any Participant or any Beneficiary.

                                ARTICLE IV

                              ADMINISTRATION

         4.01 Books and Records; Expenses. The books and records to be maintained for the purposes of the Plan shall be maintained by the officers and employees of Shoney's at its expense and subject to the supervision and control of the Committee. Shoney's shall pay all expenses of any trust. The Participants, on a pro rata basis, shall bear all other expenses of the Plan including but not limited to any investment advisor's fees.

         4.02 Spendthrift Clause. To the fullest extent permitted by law, the rights of any Participant or any Beneficiary in any benefit or any payment under this Plan shall not be subject in any manner to attachment or other legal process for the debts of such Participant or Beneficiary and any such benefit or payment shall not be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment.

         4.03 Redirection of Benefits if Attempted Alienation. If any Participant or Beneficiary under the Plan should become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber or change any right to a benefit hereunder, then such right or

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benefit, in the sole discretion of the Committee, shall cease and, in such event, the Committee may hold or apply the same or any part thereof for the benefit of such Participant or Beneficiary, his or her spouse, children, or other dependents, or any of them, in any such manner and in such portion as the Committee may deem proper.

         4.04 Limitation on Liability of Board, etc. No member of the Board or of the Committee and no officer or employee of Shoney's or its Subsidiaries shall be liable to any person for any action taken or omitted in connection with the administration of the Plan unless attributable to fraud or willful misconduct. In like manner, Shoney's and its Subsidiaries shall not be liable to any person for any action unless attributable to the fraud or willful misconduct on the part of any director, officer or employee of Shoney's or a Subsidiary.

         4.05 Payment Upon Incapacity. If the Committee shall find that any person to whom any payment is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, any payment due (unless a prior claim therefor shall have been made by a duly appointed guardian, committee or other legal representative) may be paid to the spouse, a child, parent or brother or sister, or to any person deemed by the Committee to have incurred expenses for such person otherwise entitled to payment. Any such payment shall be a complete discharge of Shoney's liability under the Plan.

         4.06 Interpretation and Administration of Plan. The Committee shall have full power and authority to interpret and administer the

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Plan.  The  Committee's interpretations and construction of any provision or action taken under the Plan, including any valuation of the assets earmarked for the Plan, or the amount or recipient of any payment due under the Plan, shall be binding and conclusive on all persons for all purposes.

         4.07 Intended Tax Treatment. Shoney's intends that the Plan shall be an unfunded deferred compensation plan for purposes of the Internal Revenue Code of 1986, as amended, and for purposes of Title 1 of the Employee Retirement Income Security Act of 1974, as amended.

         4.08 Deferrals are Wages for Social Security Purposes. The amounts deferred by a Participant are considered to be wages for purposes of the Federal Insurance Contribution Act. Shoney's may withhold such amounts from a Participant's salary or bonus as are necessary to pay any amounts assessed against the Participant because of the Federal Insurance Contribution Act.

         4.09 Withholding of Payments. If the Committee has any question as to the proper Beneficiary to receive payments hereunder, the Committee shall have the right to withhold such payments until the matter is finally adjudicated. Any payment made by Shoney's, in good faith and in accordance with this Plan, shall fully discharge Shoney's from all further obligations with respect to such payment.

         4.10 Limitation of Obligation. Shoney's shall have no obligation of any nature whatsoever to a Participant under the Plan except as otherwise expressly provided in the Plan.

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         4.11 No Right to Employment.  The Plan does not in any way obligate Shoney's or any Subsidiary of Shoney's to continue the employment of a Participant with Shoney's, nor does it limit the right of Shoney's or any Subsidiary at any time and for any reason to terminate a Participant's employment. Termination of a Participant's employment with Shoney's or any Subsidiary for any reason, whether by action of Shoney's, a Subsidiary or a Participant, shall immediately terminate his or her participation in the Plan and all further obligations hereunder except for the payment of such compensation as has been previously deferred. In no event shall the Plan by its terms or by implication constitute an employment contract of any nature whatsoever between Shoney's or any Subsidiary and a Participant.

         4.12 Plan is Supplemental to Other Benefits. The benefits provided for a Participant and a Participant's Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program of Shoney's or its Subsidiaries for its employees, and, except as may otherwise be expressly provided for, the Plan shall supplement and shall not supersede, modify or amend any other plan or program of Shoney's or its Subsidiaries.

         4.13 Administration of Plan. The general administration of this Plan, as well as construction and interpretation thereof, shall be vested in the Committee. The Committee may delegate the routine administration duties to the Finance Department of Shoney's.

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         4.14 SERP Committee.  In connection with the administration of the plan, the Board may designate one of the members of the Committee as Chairman and may appoint a Secretary who need not be a member of the Committee. The Secretary shall keep minutes of the Committee's proceedings and all data, records and documents relating to the Committee's administration of the Plan. In connection with the administration of the Plan, the Committee may appoint from its number such sub-committees with such powers as the Committee shall determine and may authorize one or more members of the Committee or any agent to execute or deliver any instrument or make any payment on behalf of the Committee.

         4.15 Resolutions by SERP Committee. All resolutions or other actions taken by the Committee shall be by the vote of a majority of those present at a meeting at which a majority of the members are present, or in writing by a majority of the members if they act without a meeting.

         4.16 Establishment of Rules by SERP Committee. Subject to the Plan, the Committee shall from time to time establish rules, forms and procedures for the administration of the Plan. Except as herein otherwise expressly provided, the Committee shall have the exclusive right to interpret the Plan and to decide any and all matters arising thereunder or in connection with the administration of the Plan, and it shall endeavor to act, whether by general rules or by particular decisions, so as not to discriminate in favor of or against any person. The Committee shall have the exclusive right to determine (i) Disability in respect of a Participant and

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(ii) the degree thereof, either or both determinations to be made on the basis of such medical and/or other evidence as the Committee in its sole judgment, may require. Such decisions, actions and records of the Committee shall be conclusive and binding upon Shoney's and all persons having or claiming to have any right to or interest in or under the Plan.

         4.17 Reliance Upon Advisors. The Committee and the officers and directors of Shoney's shall be entitled to rely on all certificates and reports made by any duly appointed accountants, and on all opinions given by any duly appointed legal counsel. Such legal counsel may be counsel for Shoney's.

         4.18 Limitation on Liability of SERP Committee Members. No member of the Committee shall be liable for any act or omission of any other member of the Committee, or for any act or omission on his or her own part, excepting only his or her own willful misconduct. Shoney's shall indemnify and save harmless each member of the Committee against any and all expenses and liabilities arising out of his or her membership on the Committee arising out of the Plan, excepting only expenses and liabilities arising out of his or her own willful misconduct. Expenses against which a member of the Committee shall be indemnified hereunder shall include, without limitation, the amount of any settlement or judgment, costs, counsel fees and related charges reasonably incurred in connection with a claim asserted, or a proceeding brought or settlement thereof. The foregoing right of indemnification shall

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be in addition to any other rights to which any such member may be entitled as a matter of law.

         4.19 Computation and Certification of Benefits by SERP Committee. In addition to the powers hereinabove specified, the Committee shall have the power to compute and certify under the Plan the amount and kind of benefits from time to time payable to Participants and their Beneficiaries and to authorize all disbursements for such purposes.

         4.20 Providing Information to SERP Committee. To enable the Committee to perform its functions, Shoney's shall supply full and timely information to the Committee on all matters relating to the compensation of all Participants, their Retirement, death, Disability or other cause for Termination of Employment, and such other pertinent facts as the Committee may require.

         4.21 Notices. Any notice which shall be or may be given under the Plan shall be in writing and shall be mailed by United States mail, postage prepaid. If notice is to be given to Shoney's, such notice shall be addressed to Shoney's, marked for the attention of the Corporate Secretary, Finance Department; or, if notice is to a Participant, addressed to the address shown on such Participant's personnel records.

         4.22 Addresses. Any party may, from time to time, change the address to which notices shall be mailed by giving written notice of such new address.

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         4.23 Binding Effect.  The Plan shall be binding upon Shoney's and its successors and assigns, and upon a Participant, his Beneficiary, assigns, heirs, executors and administrators.

         4.24 Rabbi Trust. Shoney's and its Subsidiaries, each on their own behalf, may enter into a trust agreement (the "Trust") into which each may make contributions to provide itself with a source of funds to meet its respective liabilities under the Plan. Such Trusts shall be on the terms and conditions set forth in the document attached hereto as Exhibit A.

                                 ARTICLE V

                           AMENDMENT OF THE PLAN

         5.01 Amendment, Termination or Modification. The Plan may be amended, terminated, modified or supplemented in whole or part from time to time by the Board.

         5.02 Notification of Amendments. Notice of every such amendment shall be given in writing to each Participant and Beneficiary of a deceased Participant.
























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